Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2022 First Quarter Financial Results

-- Subscription Revenue Gains and Improving Margins Drive Increased Profitability --

SANTA BARBARA, Calif. – May 26, 2021 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of next generation manufacturing and supply chain solutions in the cloud, today reported financial results for the fiscal 2022 first quarter ended April 30, 2021.

Fiscal 2022 First Quarter Financial Results:

Total revenue for the fiscal 2022 first quarter grew to $83 million from $74.1 million for the fiscal 2021 first quarter, resulting from increases in each of the company’s revenue lines.  Currency had a $2.8 million positive impact on total revenue compared with last year’s first quarter, and a $708,000 positive impact on net income.  Fiscal 2022 first quarter subscription revenue grew 19 percent from the year-ago quarter, and accounted for 44 percent of total revenue, a three-percentage point increase over last year’s first quarter.

Additional fiscal 2022 first quarter financial results, compared with the same period last year, include:

●	Subscription revenue of $36.7 million, up from $30.8 million. Currency had a $967,000 positive impact.
●	Subscription gross margin of 67 percent, versus 66 percent.
●	License revenue of $3.1 million, compared with $1.2 million. Currency had an $89,000 positive impact.
●	Professional services revenue of $16.6 million, compared with $15.7 million. Currency had a $644,000 positive impact.
●	Professional services gross margin of 10 percent, versus 5 percent.
●	Maintenance revenue of $26.6 million, compared with $26.4 million. Currency had a $1.1 million positive impact.
●	Operating income of $761,000, including stock compensation expense of $3.6 million, versus an operating loss of $933,000, including stock compensation expense of $2.4 million.
●	GAAP pre-tax income of $456,000, versus $585,000.
●	Non-GAAP pre-tax income of $4.6 million, compared with $3.3 million.
●	GAAP net income of $1.8 million, or $0.09 per diluted Class A and $0.07 per diluted Class B share, versus a GAAP net loss of $410,000, or $0.02 per Class A and Class B share.

“Continued improvement in performance drove growth in each of our revenue lines, expanded margins and improved profitability over the prior year.  Results for the quarter demonstrated that we are on track toward achieving our long-term objectives,” said Anton Chilton, QAD’s Chief Executive Officer.  “New customers continue to be attracted to our solutions, which help them manage complexities in the supply chain as the manufacturing economy returns to growth.  With global PMIs at a 10-year high, our outlook is increasingly positive.”

QAD's cash and equivalents balance at April 30, 2021 was $153.1 million, compared with $142.5 million at January 31, 2021.  Cash provided by operations for the fiscal 2022 first quarter was $22.1 million, compared with $10.9 million for last year’s first quarter.

Fiscal 2022 First Quarter Operational Highlights:

●	Received orders from 21 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including eight orders exceeding $1 million;
●

Received cloud or license orders from companies across QAD’s six vertical markets, including: Amphenol Corporation, Athenex, Inc., Avon Products, Inc., Delta Dore SA, FAUN Environnement SA, GKN Automotive Limited, Huf Hulsbeck & Furst GmbH, Invacare France Ops SAS, Kromberg & Schubert Automotive GmbH, Lear Corp., Louis Vuitton Moet Hennessy, Lush Manufacturing, Ltd., Medline International B.V., Mitek Industries Inc., Neaton Auto Products Manufacturing, Inc., Saint-Gobain SA, Thyssen Krupp AG and Tsubakimoto Automotive;

●	Acquired Foreign-Trade Zone Corporation to support QAD’s Connected Supply Chain by removing complexities and costs for customers operating across national borders;
●	Announced enhancements to QAD’s adaptive solutions portfolio designed to help global manufacturing enterprises manage disruption;
●

Signed 15 new channel partners who are focused on cloud sales or supporting our professional services strategy in locations around the world, including in Brazil, China, India, Mexico, Spain and the United States;

●	QAD Precision chosen as a Top 100 Logistics IT Provider by Inbound Logistics; and
●

Subsequent to the end of the quarter, held QAD Tomorrow Thought Stream, where more than 2,000 global registrants learned about common supply chain challenges, their root causes and best practices for overcoming them.

Business Outlook:

For the fiscal 2022 second quarter, QAD is providing guidance as follows:

●	Subscription revenue of $38.5 million.
●	Maintenance revenue of $26 million.
●	Operating income of $1 million; including stock compensation expense of $5 million.

For the fiscal 2022 year, QAD is maintaining guidance as follows:

●	Subscription revenue of $160 million.
●	Maintenance revenue of $102 million.
●	Operating income of $12 million; including stock compensation expense of $17 million.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2022 First Quarter Financial Results Conference Call

When: Wednesday, May 26, 2021

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-739-3990 (domestic); 412-317-5719 (international)

Replay: Accessible through midnight June 9, 2021; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10155429

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the fiscal 2022 first quarter year.  These are non-GAAP financial measures as defined by SEC Regulation G.  QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization.  Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers.  The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.  Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations.  The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions.  QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent.  In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters.  QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations.  The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of next generation manufacturing and supply chain solutions in the cloud.  Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences.  In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed.  QAD calls these companies Adaptive Manufacturing Enterprises.  QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 30 offices globally.  Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise.  To learn more, visit www.qad.com or call +1 805-566-6100.  Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

“QAD” is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third-party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Subscription	$36,686	$30,771
License	3,115	1,221
Maintenance	26,563	26,408
Professional services	16,607	15,747
Total revenue	82,971	74,147
Cost of revenue:
Subscription	12,162	10,348
License	538	401
Maintenance	6,555	6,744
Professional services	14,934	14,932
Total cost of revenue	34,189	32,425
Gross profit	48,782	41,722
Operating expenses:
Sales and marketing	19,567	18,557
Research and development	15,638	14,017
General and administrative	12,576	10,017
Amortization of intangible assets from acquisitions	240	64
Total operating expenses	48,021	42,655
Operating income (loss)	761	(933)
Other expense (income):
Interest income	(74)	(436)
Interest expense	141	150
Other income, net	238	(1,232)
Total other expense (income), net	305	(1,518)
Income before income taxes	456	585
Income tax (benefit) expense	(1,376)	995
Net income (loss)	$1,832	$(410)

Net income (loss)	$1,832	$(410)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(161)	(2,655)
Total comprehensive income (loss)	$1,671	$(3,065)

Diluted income (loss) per share
Class A	$0.09	$(0.02)
Class B	$0.07	$(0.02)

Diluted Weighted Shares
Class A	18,446	17,112
Class B	3,409	3,321

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2021	2021
Assets
Current assets:
Cash and equivalents	$153,127	$142,501
Accounts receivable, net	44,887	82,609
Other current assets	26,688	22,923
Total current assets	224,702	248,033

Property and equipment, net	24,508	25,598
Lease right-of-use assets, net	19,997	21,016
Capitalized software costs, net	10,845	7,980
Goodwill	32,507	25,336
Long-term deferred tax assets, net	8,596	8,526
Other assets, net	18,896	14,298

Total assets	$340,051	$350,787

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$533	$527
Lease liabilities	4,918	4,904
Accounts payable and other current liabilities	42,170	48,329
Deferred revenue	116,852	125,724
Total current liabilities	164,473	179,484

Long-term debt	11,691	11,825
Long-term lease liabilities	16,496	17,510
Other liabilities	14,254	12,502

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	209,084	205,630
Treasury stock	(3,073)	(3,073)
Accumulated deficit	(64,546)	(64,924)
Accumulated other comprehensive loss	(8,349)	(8,188)
Total stockholders' equity	133,137	129,466

Total liabilities and stockholders' equity	$340,051	$350,787

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	April 30,
	2021	2020

Net cash provided by operating activities	$22,140	$10,912

Cash flows from investing activities:
Purchase of property and equipment	(191)	(1,017)
Capitalized software costs	(316)	(272)
Acquisition of businesses, net of cash acquired	(9,493)	-
Net cash used in investing activities	(10,000)	(1,289)

Cash flows from financing activities:
Repayments of debt	(164)	(149)
Tax payments related to stock awards	(183)	(103)
Cash dividends paid	(1,454)	(1,431)
Net cash used in financing activities	(1,801)	(1,683)

Effect of exchange rates on cash and equivalents	287	(4,503)
Net increase in cash and equivalents	10,626	3,437
Cash and equivalents at beginning of period	142,501	136,717
Cash and equivalents at end of period	$153,127	$140,154

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020

Total revenue	$82,971	$74,147

Net income (loss)	1,832	(410)
Add back:
Net interest expense (income)	67	(286)
Depreciation	1,246	1,296
Amortization	897	354
Income tax (benefit) expense	(1,376)	995
EBITDA	$2,666	$1,949
Add back:
Stock-based compensation expense	3,637	2,405
Change in fair value of interest rate swap	(64)	251
Adjusted EBITDA	$6,239	$4,605
Adjusted EBITDA margin	8%	6%

Non-GAAP pre-tax income reconciliation

Income before income taxes	$456	$585
Add back
Stock-based compensation expense	3,637	2,405
Amortization of purchased intangible assets	600	71
Change in fair value of interest rate swap	(64)	251
Non-GAAP income before income taxes	$4,629	$3,312